Exhibit 10.34

Summary of Compensation for Named Executive Officers for Fiscal 2012

The following represents the 2012 salary and target bonus applicable to the named executive officers as follows:

Named Executive	2012 Base Salary ($)		2012 Target Bonus ($)
Arthur G. Dauber	120,000		20,000
Charles M. Dauber	250,000	*	150,000
Neal T. Hare	187,000		90,000
James J. Steffek	187,000		90,000
Frances P. Hawes	176,820	*	82,500
Timothy C. Adams	155,000		41,000

*	Eligible for additional annual retention bonus subject to continued employment, $25,000 for Charles M. Dauber and $20,000 for Frances P. Hawes.

Actual bonus amounts payable to each executive will be based on the achievement of 2012 Company and individual performance goals established for each executive. Targeted performance must be achieved at the 70% to 75% level for that component of the bonus to be earned and must be achieved at the 100% level for the full bonus to be earned. Some of the each executive’s individual goals may require a subjective evaluation and judgment with respect to achievement of these goals. Company performance targets range from 50% to 75% of total bonus with individual goals encompassing the remainder.

In connection with the 2012 salary and target bonus established for the named executive officers, the following named executive officers were awarded restricted stock units under the 2007 Employee Stock Incentive Plan. Each restricted stock unit issued one share of common stock upon vesting:

Named Executive	Restricted Stock Units
Charles M. Dauber	80,000
Frances P. Hawes	20,000
Tim C. Adams	12,000

Vesting of a portion of such awards is subject to achievement of the 2012 Company and individual performance goals established for each executive, 9,600 for Mr. Adams, 64,000 for Mr. Dauber, and 16,000 for Ms. Hawes. The balance of such awards are subject to only a continuing employment requirement. All vested restricted stock units convert into common stock on a one-to-one basis in four equal installments form the original grant date, subject to a continuing employment requirement.